Exhibit 99.1

November 7, 2016

SiteOne Landscape Supply Announces Third Quarter 2016 Earnings

Third Quarter 2016 Highlights:

•	Net sales increased by 10% year-over-year to $444.5 million

•	Organic sales increased by 2% reflecting soft market conditions during the summer

•	Gross profit increased by 17% to $138.4 million; gross margin expanded by 180 basis points to 31.1%

•	Net income of $14.9 million, an increase of 31% year-over-year

•	Adjusted EBITDA increased by 30% to $43.7 million; Adjusted EBITDA margin expanded by 150 basis points to 9.8%

•	Completed the acquisitions of Bissett Nursery & Equipment Companies and Glen Allen Nursery

ROSWELL, Ga. — (BUSINESS WIRE) — SiteOne Landscape Supply, Inc. (the “Company” or “SiteOne”) (NYSE: SITE) announced earnings for its third quarter ended October 2, 2016 of the fiscal year ending January 1, 2017.

“Despite softer markets than anticipated, we delivered strong year-over-year growth in Net Sales, Gross Profit, Net Income and Adjusted EBITDA,” said Doug Black, SiteOne’s Chief Executive Officer. “We continued to expand our Adjusted EBITDA margin through excellent execution of our operational initiatives. Our organic sales growth initiatives are still in the very early innings and we expect them to contribute more meaningfully in 2017 and beyond. Our acquisitions performed well and we are accelerating our M&A activity with two acquisitions during the third quarter, the purchase of Loma Vista Nursery in November and additional acquisitions that we expect to complete during the winter. We are encouraged by the momentum from our commercial and operational initiatives and our deep acquisition pipeline as we head into 2017.”

Third Quarter 2016 Results

Net sales for the third quarter of 2016 increased to $444.5 million, or 10%, compared to $404.5 million for the prior-year period. Organic sales growth increased 2% for the third quarter. Third quarter organic sales were negatively impacted by softness in the summer months driven by hot and dry conditions that resulted in a slower start to the fall seed and nursery planting seasons. Importantly, agronomics recovered as the quarter progressed. Recent acquisitions contributed good sales growth in the quarter.

Gross profit increased to $138.4 million, or 17%, compared to $118.4 million for the prior-year period. Gross margin expanded to 31.1% for the third quarter 2016, which was a 180 basis point increase compared to 29.3% in the third quarter 2015. Gross margin expansion was driven by ongoing improvements in pricing and category management.

Selling, general and administrative expenses (“SG&A”) in the third quarter increased to $107.7 million from $98.2 million in the same period last year, reflecting the impact from acquisitions and investments in personnel to support our sales growth and strategic initiatives. SG&A as a percent of net sales was 24.2%, flat year-over-year.

Reported net income for the third quarter was $14.9 million, compared to $11.4 million during the same period from the prior year. The increase in net income for the third quarter was attributable to an increase in net sales and our margin expansion this quarter.

Adjusted EBITDA increased by 30% to $43.7 million for the third quarter, compared to $33.7 million for the prior-year period, reflecting strong gross margin improvement in the base business, SG&A control and good contribution from acquisitions.

Net debt, calculated as long-term debt plus capital leases, net of cash and cash equivalents on our balance sheet as of October 2, 2016, was $419.2 million. Net debt to Adjusted EBITDA for the last twelve months was 3.1 times.

Outlook

We are updating our expectation for Adjusted EBITDA in 2016 to be in the range of $132 million to $135 million.

Reconciliation for the forward-looking full-year 2016 Adjusted EBITDA outlook is not being provided, as the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation.

Conference Call Information

SiteOne management will host a conference call today, November 7, 2016, at 5 p.m. Eastern Time, to discuss the Company’s financial results. The conference call may be accessed by dialing (877) 705-6003 (domestic) or (201) 493-6725 (international). A telephonic replay will be available approximately two hours after the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 13648086. The replay will be available until 11:59 p.m. (ET) on November 21, 2016.

Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company’s website at http://investors.siteone.com. The online replay will be available for 30 days on the same website immediately following the call. A slide presentation highlighting the Company’s results and key performance indicators will also be available on the Investor Relations section of the Company’s website.

To learn more about SiteOne, please visit the company’s website at http://investors.siteone.com.

About SiteOne Landscape Supply, Inc.

SiteOne Landscape Supply, Inc. is the largest and only national wholesale distributor of landscape supplies in the United States and has a growing presence in Canada. Its customers are primarily residential and commercial landscape professionals who specialize in the design, installation and maintenance of lawns, gardens, golf courses and other outdoor spaces.

Investor Relations Contact:

SiteOne Landscape Supply, Inc.

Pascal Convers

Executive Vice President, Strategy and Development

470-270-7011

investors@siteone.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our 2016 Adjusted EBITDA outlook. Some of the forward-looking statements can be identified by the use of terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “project,” “potential,” or the negative of these terms, and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. Factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: cyclicality in residential and commercial construction markets; general economic and financial conditions; weather conditions, seasonality and availability of water to end-users; laws and government regulations applicable to our business that could negatively impact demand for our products; public perceptions that our products and services are not environmentally friendly; competitive industry pressures; product shortages and the loss of key suppliers; product price fluctuations; inventory management risks; ability to implement our business strategies and achieve our growth objectives; acquisition and integration risks; increased operating costs; and other risks, as indicated in our final prospectus filed pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, filed with the U.S. Securities and Exchange Commission on May 12, 2016 (Registration No. 333-206444).

Non-GAAP Financial Information

This release includes certain financial information, not prepared in accordance with U.S. GAAP. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Further, these measures should not be considered substitutes for the information contained in the historical financial information of the Company prepared in accordance with U.S. GAAP that is set forth herein.

We present Adjusted EBITDA in order to evaluate the operating performance and efficiency of our business. Adjusted EBITDA represents EBITDA as further adjusted for items permitted under the covenants of our credit facilities. EBITDA represents our net income (loss) plus the sum of income tax (benefit), depreciation and amortization and interest expense, net of interest income. Adjusted EBITDA is further adjusted for stock-based compensation expense, related party advisory fees, loss on sale of assets and other non-cash items, other non-recurring (income) and loss. Adjusted EBITDA does not include pre-acquisition acquired Adjusted EBITDA. Adjusted EBITDA is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. The use of Adjusted EBITDA instead of net income has limitations as an analytical tool. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies, limiting its usefulness as a comparative measure. Net debt is defined as long-term debt plus capital leases, net of cash and cash-equivalents on our balance sheet.

SiteOne Landscape Supply, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(In millions, except share and per share data)

Assets	October 2, 2016	January 3, 2016
Current assets:
Cash and cash equivalents	$25.9	$20.1
Accounts receivable, net of allowance for doubtful accounts of $4.4 and $3.6, respectively	224.9	136.8
Inventory, net	310.4	265.9
Income tax receivable	3.6	7.3
Prepaid expenses and other current assets	26.1	12.1

Total current assets	590.9	442.2

Property and equipment, net	67.9	66.2
Goodwill	66.1	48.0
Intangible assets, net	106.0	104.3
Other assets	9.1	8.0

Total assets	$840.0	$668.7

Liabilities and Equity
Current liabilities:
Accounts payable	$137.2	$86.4
Current portion of capital leases	4.1	4.0
Accrued compensation	29.6	30.0
Long term debt, current portion	2.8	0.6
Accrued liabilities	34.2	23.8

Total current liabilities	207.9	144.8

Other long-term liabilities	11.1	8.9
Capital leases, less current portion	6.5	7.1
Deferred tax liabilities	30.0	26.2
Long-term debt, less current portion	431.7	177.1

Total liabilities	687.2	364.1

Commitments and contingencies
Redeemable convertible preferred stock	–	216.8

Stockholders’ equity
Common stock, par value $0.01; 1,000,000,000 shares authorized; 39,563,150 and 14,259,998 shares issued, and 39,542,239 and 14,250,111 shares outstanding at October 2, 2016 and January 3, 2016, respectively	0.4	0.1
Additional paid-in capital	217.6	113.1
Accumulated deficit	(64.2)	(24.2)
Accumulated other comprehensive loss	(1.0)	(1.2)

Total equity	152.8	87.8

Total liabilities and equity	$840.0	$668.7

SiteOne Landscape Supply, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(In millions, except share and per share data)

	Three Months Ended		Nine Months Ended
	October 2,	September 27,	October 2,	September 27,
	2016	2015	2016	2015
Net sales	$444.5	$404.5	$1,286.5	$1,111.8
Cost of goods sold (exclusive of depreciation)	306.1	286.1	882.5	787.3

Gross profit	138.4	118.4	404.0	324.5
Selling, general and administrative expenses	107.7	98.2	330.3	262.6
Other income	1.2	1.3	3.3	2.8

Operating income	31.9	21.5	77.0	64.7

Interest and other non-operating expenses, net	6.3	2.7	15.4	7.7

Net income before taxes	25.6	18.8	61.6	57.0
Income tax expense	10.7	7.4	25.4	22.2

Net income	14.9	11.4	36.2	34.8

Less:
Redeemable convertible preferred stock dividends	–	6.2	9.6	18.1
Redeemable convertible preferred stock beneficial conversion feature	–	5.0	–	11.6
Special cash dividend paid to preferred stockholders	–	–	112.4	–
Undistributed earnings allocated to redeemable convertible preferred stock	–	0.1	–	3.2
Net income (loss) attributable to common shares	$14.9	$0.1	$(85.8)	$1.9

Net income (loss) per common shares:
Basic	$0.38	$0.01	$(3.15)	$0.13
Diluted	$0.36	$0.01	$(3.15)	$0.13

Weighted average number of common shares outstanding:
Basic	39,563,895	14,217,142	27,229,336	14,195,389
Diluted	41,009,036	14,546,888	27,229,336	14,369,084

SiteOne Landscape Supply, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	Nine Months Ended
	October 2, 2016	September 27, 2015
Cash Flows from Operating Activities:
Net income	$36.2	$34.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10.3	9.2
Stock-based compensation	3.4	2.2
Amortization of software and intangible assets	17.1	13.3
Amortization of debt related costs	1.8	2.4
Loss on extinguishment of debt	1.2	–
(Gain) loss on sale of equipment	–	0.1
Deferred income taxes	–	(5.8)
Other	(0.6)	0.3
Changes in operating assets and liabilities, net of the effects of acquisitions:
Receivables	(76.8)	(52.1)
Inventory	(21.9)	(23.5)
Income tax receivable	4.3	12.0
Prepaid expenses and other assets	(12.3)	(4.8)
Accounts payable	38.9	42.0
Accrued expenses and other liabilities	7.6	14.5

Net Cash Provided By Operating Activities	$9.2	$44.6

Cash Flows from Investing Activities:
Purchases of property and equipment	(6.2)	(6.4)
Acquisitions, net of cash acquired	(56.6)	(99.8)
Proceeds from the sale of property and equipment	0.3	0.1

Net Cash Used In Investing Activities	$(62.5)	$(106.1)

Cash Flows from Financing Activities:
Equity proceeds from common stock	–	2.3
Purchase of treasury stock	(0.2)	(0.1)
Special cash dividend	(176.0)	–
Other dividends paid	(13.0)	–
Borrowings under term loan	272.3	–
Repayments under term loan	(62.1)	(0.5)
Borrowings on asset-based credit facility	322.6	309.9
Repayments on asset-based credit facility	(275.8)	(231.2)
Debt issuance costs paid	(3.5)	–
Payments on capital lease obligations	(3.1)	(3.0)
Other financing activities	(2.2)	–

Net Cash Provided By Financing Activities	$59.0	$77.4

Effect of exchange rate on cash	0.1	(0.2)

Net Change in Cash	5.8	15.7

Cash and cash equivalents:
Beginning	20.1	10.6

Ending	$25.9	$26.3

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for interest	12.6	5.2
Cash paid during the year for income taxes	20.8	16.3
Supplemental Disclosures of Noncash Investing and Financing Information:
Acquisition of property and equipment through capital leases	2.8	3.4

SiteOne Landscapes Supply, Inc.

Adjusted EBITDA Reconciliation (Unaudited)

(In millions)

	Twelve Months Ended	Three Months Ended
	October 2, 2016	October 2, 2016	September 27, 2015
Net income	$30.4	$14.9	$11.4
Income tax expense	22.7	10.7	7.4
Interest expense, net	19.0	6.3	2.7
Depreciation & amortization	36.1	9.7	8.2

EBITDA	108.2	41.6	29.7
Stock-based compensation(a)	4.7	1.1	0.8
Loss on sale of assets(b)	0.1	—	—
Advisory fees(c)	9.0	—	0.5
Financing fees(d)	7.0	0.4	2.0
Rebranding and other adjustments(e)	6.0	0.6	0.7

Adjusted EBITDA(f)	$135.0	$43.7	$33.7

(a)	Represents stock-based compensation expense recorded during the period.
(b)	Represents any gain or loss associated with the sale or write-down of assets not in the ordinary course of business.
(c)	Represents fees paid to CD&R and Deere for consulting services. In connection with the IPO, we entered into termination agreements with CD&R and Deere pursuant to which the parties agreed to terminate the related consulting agreements. See “Certain Relationships and Related Party Transactions-Consulting Agreements” within our Final Prospectus.
(d)	Represents fees associated with our debt refinancing activities completed during the second quarter of the 2016 Fiscal Year and debt amendment completed during the fourth quarter of the 2015 Fiscal Year; as well as fees incurred in connection with our initial registration process, which were recorded as an expense during the second and third quarter of the 2016 Fiscal Year and the third and fourth quarter of the 2015 Fiscal Year.
(e)	Represents (i) expenses related to our rebranding to the name SiteOne, (ii) professional fees, retention and performance bonuses related to historical acquisitions, (iii) severance payments and (iv) consulting and professional fees. Although we have incurred professional fees, retention and performance bonuses related to acquisitions in several historical periods and expect to incur such fees for any future acquisitions, we cannot predict the timing or amount of any such fees.
(f)	Adjusted EBITDA excludes any earnings or loss of acquisitions prior to their respective acquisition dates for all periods presented.